Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northeast Utilities (the registrant) on Form 10-Q/A for the period ending June 30, 2004 as filed with the Securities and Exchange Commission (the Report), we, Charles W. Shivery, Chairman, President and Chief Executive Officer of the registrant and David R. McHale, Senior Vice President and Chief Financial Officer of the registrant, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

/s/ Charles W. Shivery
    (Signature)
    Charles W. Shivery
    Chairman, President and Chief Executive Officer

/s/ David R. McHale
    (Signature)
    David R. McHale
    Senior Vice President and Chief Financial Officer

March 15, 2005


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.


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